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                                                                     EXHIBIT 4.1
                                  RESOLUTIONS


 RESOLVED, that in payment for consulting services provided to the Company by L. Eric Whetstone from August 1996 through August 1999, the Company grants 500,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ( SEC ) promptly after the Company becomes current in all if its filing obligations under the Securities Exchange Act of 1934 (the Exchange Act ).

 RESOLVED, that in payment for professional services provided to the Company by Ralph McKittrick from January 1999 through August 1999, the Company grants 500,000 shares of the Company s common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ( SEC ) promptly after the Company becomes current in all of its filing obligations under the Securities and Exchange Act of 1934 (the Exchange Act ).

 RESOLVED, that in payment for professional services rendered to the Company by Edward C. Kelly, Jr. from March 1999 through August 1999, the Company grants 50,000 shares of the Company s common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ( SEC ) promptly after the Company becomes current in all of its filing obligations under the Securities and Exchange Act of 1934 (the Exchange Act ).